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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Digital Lightwave, Inc. on Form S-8 of our report dated January 15, 1997, except for the information in Notes 6 and 12, for which the date is February 28 and 5, 1997, respectively, on our audits of the financial statements of Digital Lightwave, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in Digital Lightwave, Inc.'s 1996 Annual Report on Form 10-K and our report dated October 21, 1996, except as to certain information in Note 10 for which the date is December 5, 1996, on our audits of the financial statements of Digital Lightwave, Inc. as of December 31, 1994 and 1995, and September 30, 1996 and for the years ended December 31, 1993, 1994, and 1995 and for the nine months ended September 30, 1996, which report is included in Digital Lightwave, Inc.'s Registration Statement on Form S-1 (No. 333-09457). We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in Digital Lightwave, Inc.'s Registration Statement on Form S-1 (No. 333-09457).




COOPERS & LYBRAND L.L.P.
Tampa, Florida
September 5, 1997